Exhibit 99.1

Devine Entertainment Provides Corporate Update:

TORONTO -- MAY 15, 2009 -- Devine Entertainment Corporation (OTCBB:DVNNF), announced today that a Notice of Temporary Order and Hearing had been issued by the Ontario Securities on May 14, 2009. Trading in the Company's shares has been halted in Canada for a period of 15 days from the date of the Order. The Company intends to comply with the requirements of the Ontario Securities Commission in connection with its Notice of Temporary Order.

The Company is also providing its first bi-weekly Default Status Report in accordance with National Policy 12-203: Cease Trade Orders for Continuous Disclosure Defaults ("NP 12-203"). The Company previously announced on May 8, 2009 that there has been a delay in the filing of its annual audited financial statements, CEO and CFO certifications, management discussion and analysis and annual information form (collectively the "Required Documents") for the year ended December 31, 2008. In addition, as a result of not filing its year end financial statements, the Company will be unable to file its financial statements for the first quarter ended March 31, 2009 within the 45 day period prescribed for the filing of its quarterly filings.

The audit of the Company's year end financials has been delayed because a significant amount of management time has been dedicated to discussions related to financings that the Company is working to finalize. The Company is working with its auditors to complete the audit and to address a previously disclosed disagreement with the Company's previous auditors. Provided that the Company can resolve these issues shortly, it is anticipated that the Required Documents will be filed on or before May 30, 2009. Notwithstanding the Company's intent, further delay in obtaining financing or the inability to resolve the situation with its previous auditors may delay the filing of its December 2008 financial statements further and the Company is exploring what other options or remedies are available to it.

The Company confirms that, except as described herein and in its initial announcement: (i) there is no material change to the information set out in its initial announcement filed pursuant to NP 12-203; (ii) there has been no failure by the Company in fulfilling its stated intention with respect to satisfying the provisions of the alternative information guidelines set out in NP 12-203; (iii) there is no actual or anticipated specified default subsequent to that disclosed in the initial default announcement; and (iv) there is no other additional material information concerning the affairs of the Company that has not been generally disclosed.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards including 34 EMMY and Gemini nominations (winning 5 of each).. The Company has partnered with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media, Beta Film, Hal Leonard, and The Carrere


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Group of France to finance, co-produce and distribute its award-winning film and television titles.

Among Devine's critically-acclaimed productions are its cultural and educational film series originally seen on HBO on history's landmark Composers', Inventors' and Artists', which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City."

Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:
Devine Entertainment Corporation
Richard Mozer
416-364-2282, Toll-free: 877-338-4633
rmozer@rogers.com

or
Arnold Tenney
1-705-445-9505
atenney@devine-ent.com